10f-3 transactions


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 FUND NAME                 SECURITY              TRADE      AFFILIATED PRINCIPAL
                         DESCRIPTION              DATE          UNDERWRITER
------------------- ------------------------- ----------- ----------------------
Mid Cap Growth         CB Richard Ellis          11/12/08       Wells Fargo
                     Group Inc, Class A                           Securities
------------------- ------------------------- ----------- ----------------------
Small Cap Growth       CB Richard Ellis          11/12/08       Wells Fargo
                     Group Inc, Class A                           Securities
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EXECUTING BROKER                 PURCHASE       SHARES/PAR      COMMISSION PAID
                                  PRICE           AMOUNT            PER SHARE
------------------- ------------------------- ----------- ----------------------
Credit Suisse                     $3.77            29200               $0.15
 Securities
------------------- ------------------------- ----------- ----------------------
Credit Suisse                     $3.77            331900              $0.15
 Securities
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